UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2026

NorthWestern Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware			000-56598	93-2020320
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NorthWestern Energy Group, Inc.	Common stock	NWE	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) 2026 Short-Term Incentive Plan
On February 11, 2026, the Board of Directors (the “Board”) of NorthWestern Energy Group, Inc. d/b/a NorthWestern Energy (Nasdaq: NWE) (the “Company”), based on the recommendation of the Human Resources Committee (the "Committee") of the Board, established the Company's 2026 Annual Incentive Plan for officers and other eligible employees of the Company (the "2026 Plan"). Brian Bird, a Board member and our president and chief executive officer, abstains on all employee compensation-related decisions of the Board and abstained on the Board's decision to approve the 2026 Plan.
The 2026 Plan provides for a payment of incentive compensation to officers and other eligible employees for the performance period of January 1, 2026, through December 31, 2026. To be eligible to receive a payout under the 2026 Plan, employees must be employed on December 31, 2026, and have been employed actively for at least one full quarter of the 2026 Plan year.
A target incentive level for each participating employee is set by position and is expressed as a percentage of base salary. The short-term incentive target opportunities under the 2026 Plan for the Company's principal executive officer, principal financial officer and the other remaining named executive officers in the Company's proxy statement filed for its 2025 annual meeting of shareholders (the "2025 Proxy Statement") are as follows:

Name (1)	Title	Short-Term Incentive Target Opportunity (as a percentage of base salary)
Brian Bird	President and Chief Executive Officer	100%
Crystal Lail	Vice President and Chief Financial Officer	75%
Shannon Heim	General Counsel and Vice President Federal Government Affairs	55%
Bobbi Schroeppel	Vice President Customer Care, Communications, and Human Resources	45%
(1)     The other named executive officer from the 2025 Proxy Statement retired from the Company effective February 1, 2026, and is ineligible for participation in the 2026 Plan.
Payouts of awards to plan participants from the performance pool (as discussed below) will be determined based on a combination of:
1.Individual performance ratings that evaluate achievement against established goals and objectives as well as overall job performance; and
2.Company performance based on the achievement of the following specified performance metrics during 2026:
2.1.Financial Performance, weighted at 55%, based on achieving targeted net income, as adjusted to exclude the impacts of costs associated with the Company's pending merger with Black Hills Corporation (the "Merger");
2.2.Safety, weighted overall at 15%, using two measurements, one based on lost time incident rate (weighted at 10%) and the other based on completion of safety training by active employees (weighted at 5%);

2.3.Reliability, weighted overall at 15%, consisting of one electric system reliability index (weighted at 10%), which measures the total duration of interruption for the average customer on our system during a predefined period of time, and one natural gas system reliability index (weighted at 5%), which measures leaks per 100 miles on our system during a predefined period of time; and
2.4.Customer Satisfaction, weighted at 15%, consisting of two equally weighted customer satisfaction measures as determined by an independent survey conducted by J.D. Power & Associates concerning our electric and gas services.
A performance pool will be created and funded based on the level of achievement of the four company performance factors described above. The performance pool then will be allocated using total target incentive dollars at the end of the performance period for eligible employees , as adjusted based on the performance funding level achieved.
Allocations of the performance pool will be based on the recommendation of an employee's supervisor. In no case will the total payouts in a given performance pool exceed the total dollars available for that performance pool.
Awards will be paid out to employees as soon as practicable after year-end results are known, but no later than March 15, 2027. The actual incentive amounts paid under the 2026 Plan will be based on the Company's actual results during 2026 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established.
In the event that a work-related fatality occurs during the year, the lost time incident rate portion of the safety performance metric will be forfeited for all employees unless it is determined by the Committee that no actions on the part of the employee or the Company contributed to the incident. In calculating performance against target, the Board has discretion to adjust any performance metric to address developments that (a) are extraordinary or unusual in nature or infrequent in occurrence and (b) impact the performance metric in a manner inconsistent with the intention of the Board with respect to the 2026 Plan.
If a change in control (as defined in the NorthWestern Energy Group, Inc., Amended and Restated Equity Compensation Plan (the “Equity Compensation Plan")) occurs during the 2026 Plan's performance period, the performance period will be deemed to have terminated and participants then actively employed by the Company will receive an annual incentive award equal to the greater of (i) the target award or (ii) the award determined based on actual performance through the change in control if determinable, prorated for the portion of the performance period elapsed prior to consummation of such change in control. Payment will not accelerate and will occur no later than March 15, 2027.
The annual incentive awards are governed by the terms of the 2026 Plan. For further information regarding the 2026 Plan, see the copy of the plan that is filed as Exhibit 99.1 hereto and incorporated herein by reference.
(e) 2026 Long-Term Incentive Program
On February 11, 2026, the Board, based on the recommendation of the Committee, approved the 2026 Long-Term Incentive Program (the “Program") for restricted unit shares to be awarded to approximately 80 participants, including all of the executive officers, under the NorthWestern Energy Group, Inc., Amended and Restated Equity Compensation Plan (the “Equity Compensation Plan"). Brian Bird, a Board member and our president and chief executive officer, abstains on all employee compensation-related decisions of the Board and abstained on the Board's decision to approve the Program.
Pursuant to the Program, each participant (including each executive) will receive a targeted equity incentive award of restricted share units (the "Restricted Units") based upon a percentage of the participant's salary divided by the grant date fair value of the Company's common stock (which uses the closing stock price on the grant date, less the present value of expected dividends). Each Restricted Units award is governed by the terms of the Form of NorthWestern Energy Group, Inc., Restricted Share Unit Award Agreement (the “RSU Award Agreement"). All awards are governed by the terms of the Equity Compensation Plan.
The long-term incentive target opportunities for the Program, expressed as a percentage of base compensation, for the Company's principal executive officer, principal financial officer and the other named executive officers in the 2025 Proxy Statement are as follows:

Name (1)	Title	Long-Term Incentive Target Opportunity (as a percentage of base salary)
Brian Bird	President and Chief Executive Officer	325%
Crystal Lail	Vice President and Chief Financial Officer	150%
Shannon Heim	General Counsel and Vice President Federal Government Affairs	110%
Bobbi Schroeppel	Vice President Customer Care, Communications, and Human Resources	65%
(1)     The other named executive officer from the 2025 Proxy Statement retired from the Company effective February 1, 2026, and did not receive an award under the Program.
Payment of the Restricted Units generally is contingent upon the participant remaining in the continuous employ of the Company through the end of the three-year restricted period; however, acceleration can occur upon the death or disability of the participant or a change of control of the Company. Payout of the earned and vested Restricted Units will be made in shares of common stock of the Company, with one restricted unit vested and earned equal to one share of the Company's common stock; however, upon a change of control, awards will be deemed vested and be paid out in shares of the company's common stock within 10 days of the vesting date. The RSU Award Agreement indicates that a "change in control" is defined in the Equity Compensation Plan, but modifies such definition to specifically exclude the Merger. Under the Merger, upon vesting in 2028, the Restricted Units granted under the Program will be converted to, and paid out as, shares of the merged company, as provided in the Merger. The RSU Award Agreement also provides for vesting in full of a participant's Restricted Units if the participant's continuous service with the Company is involuntarily terminated before the 24-month anniversary of the Merger. Eligible participants may not defer receipt of any Restricted Units.
For further information regarding the RSU Award Agreement, see the copy of the RSU Award Agreement that is filed as Exhibit 99.2 hereto and incorporated herein by reference. For further information regarding the Equity Compensation Plan, see Exhibit 10.1(m) of NorthWestern Energy Group, Inc.'s Annual Report on form 10-K, dated February 11, 2026, Commission File No. 000-56598), which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description of Document
99.1*	2026 Annual Incentive Plan
99.2*	Form of 2026 RSU Award Agreement
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

* filed herewith

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Energy Group, Inc.

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: February 17, 2026